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                                                                     Exhibit 1.1



                            BIG FLOWER PRESS HOLDINGS, INC.
                                     COMMON STOCK
                              (PAR VALUE $.01 PER SHARE)

                                     ------------

                                UNDERWRITING AGREEMENT


                                                                    June  , 1997

Goldman, Sachs & Co.
Bear, Stearns & Co., Inc.
Alex. Brown & Sons Incorporated
Credit Suisse First Boston Corporation,

c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     Certain stockholders named in Schedule II hereto (the "SELLING STOCKHOLDERS") of Big Flower Press Holdings, Inc., a Delaware corporation (the "COMPANY") severally propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 5,000,000 shares of common stock (the "FIRM SHARES"), par value $.01 per share (the "STOCK"), of the Company and, at the election of the Underwriters, Apollo Big Flower Partners, L.P. ("APOLLO") proposes, subject to the terms and conditions stated herein, to sell up to an aggregate of 750,000 additional shares (the "OPTIONAL SHARES") of Stock of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "SHARES").

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                   (i) A registration statement on Form S-3 (File
          No. 333- 27375) including all pre-effective amendments thereto, if any (the "INITIAL REGISTRATION STATEMENT"), in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore

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          delivered to you for each of the other Underwriters, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(b) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which will become effective upon filing, no other document with respect to the Initial Registration
          Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (A) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective and (B)the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
          Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any

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          amendment or supplement to any Preliminary Prospectus or the
          Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be;
          and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

                   (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

                   (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use therein;

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                   (iv) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus and any amendment or supplement thereto only, in the light of the circumstances under which they were made; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of answers therein to Item 7 of Form S-3;

                   (v) Neither the Company nor any of the subsidiaries listed on Annex I (the "SIGNIFICANT SUBSIDIARIES") has sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would be material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus or reserved for as disclosed in the Company's financial statements incorporated by reference in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock exceeding $1,000,000 or increase in the long-term debt (other than accretion or scheduled repayments thereof) of the Company and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business or consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

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                   (vi) The Company and its Significant Subsidiaries have
          good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them and material to the conduct of the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries material to the conduct of the business are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole;

                   (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation in the State of New York, the only jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                   (viii) On the date hereof, the Company has an authorized capitalization as set forth in the Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK," and all of the issued shares of capital stock of the Company outstanding on the date hereof have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims in each case other than liens, encumbrances, equities or claims relating to indebtedness and/or other liabilities of the Company and its subsidiaries which are set forth or contemplated in the Prospectus;

                   (ix) The compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated will not

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         conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the material property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their material properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares, or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations, orders or qualifications as have been or will be obtained at or prior to the First Time of Delivery (as hereinafter defined) or as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                   (x) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would be material to the Company and its subsidiaries taken as a whole;

                   (xi) The statements set forth in the Prospectus under the captions "Business--Environmental Matters"; "Description of
         Capital Stock"; and "Underwriting," insofar as they purport to summarize certain provisions of the laws and documents described therein, are in all material respects accurate summaries of such provisions in each case as such provisions are or were in effect on the date of such statements;

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                   (xii) Other than as set forth or contemplated in the
         Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on (a) the current consolidated financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries taken as a whole (the "Current Financial Position") or (b) the Current Financial Position after giving effect to such adverse determination, if any, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                   (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "INVESTMENT COMPANY" or an entity "CONTROLLED" by an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                   (xiv) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder; and

                   (xv) The Shares have been listed on the New York Stock Exchange (the "EXCHANGE").

      (b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                   (i) Assuming the truth and accuracy of the Company's representations set forth in Section 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv), all consents, approvals, authorizations and orders necessary for the execution and delivery by an attorney-in-fact appointed pursuant to the power of attorney referred to below (each an "ATTORNEY-IN-FACT") on behalf of such Selling Stockholder of this Agreement, the power of attorney (the "POWER"), custody agreement (the "CUSTODY AGREEMENT"), instructions or other similar documents or arrangements reasonably satisfactory to you (the "AUTHORIZATION DOCUMENTS") and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, (except such as may be required under state securities or Blue Sky or foreign laws in connection with the purchase and distribution of such Shares by the Underwriters, as to which the Selling Stockholder makes no representation or warranty); and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Authorization Documents and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

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                   (ii) Assuming the truth and accuracy of the Company's
         representations set forth in Section 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv), the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the Authorization Documents and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the material property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, or the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or the trust documents of such Selling Stockholder if such Selling Stockholder is a trust, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; provided that no representation is made with respect to the requirements under foreign laws or state securities or Blue Sky law;

                   (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery(as hereinafter defined), if applicable, assuming the truth and accuracy of the Company's representation set forth in Section 1(a)(i), 1(a)(ii), 1(a)(iii) and 1(a)(iv), such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims will pass to the several Underwriters;

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                   (iv) During the period beginning from the date hereof and
         continuing to and including the date 90 days after the date of the Prospectus, if such Selling Stockholder holds any shares of Stock or any security of the Company after completion of the Offerings, such Selling Stockholder shall not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement,(B) private transfers to affiliates of such Selling Stockholder and pledges of such securities to one or more lenders, provided such affiliate or lender, as the case may be, agrees to be bound by the provisions of this clause 1(b)(iv) and (C) in the event of the death of Mr. Robert Samans, any offer, sale, contract to sell or transfer by the executor of Mr.
         Samans' estate), without the prior written consent of Goldman, Sachs & Co.;

                  (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                   (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto with respect to such Selling Stockholder are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will, with respect to such information, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made, and such information will be accurate in all material respects;

                   (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax
         Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at each Time of Delivery (as hereinafter defined), if applicable, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

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                   (viii) The obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling
         Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of such Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Authorization
         Documents.

     2. Subject to the terms and conditions herein set forth,(a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per Share of
$       , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, Apollo agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Apollo at the purchase price per share set forth in clause 2(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

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     Apollo hereby grants to the Underwriters the right to purchase at their election up to 750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and Apollo within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company and Apollo otherwise agree in writing, no earlier than two or later than ten New York Business Days (as hereinafter defined) after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and registered in such names as Goldman, Sachs & Co.
may request upon at least forty-eight hours' prior notice to the Selling Stockholders, shall be delivered by or on behalf of the applicable
Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC") for the account of
such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer or certified or official bank check or checks, payable to the order of The Bank of New York (the "CUSTODIAN") in immediately available (same day) funds. The applicable Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the offices of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City
time, on             , 1997 or such other time and date as Goldman, Sachs & Co.
and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and Apollo may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY," and each such time and date for delivery is herein called a "TIME OF
DELIVERY."

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (the "CLOSING LOCATION"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

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     5.  The Company agrees with each of the Underwriters:

     (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 43OA(a)(3) or 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with as many copies thereof as you may reasonably request; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

     (b) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (d) Prior to 12:00 p.m. (noon), New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Act);

     (f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of or register for sale, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of Goldman, Sachs & Co. (other than (i) pursuant to employee stock option or other employee stock plans described in the Prospectus,(ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement,(iii) pursuant to the Company's Rights Plan and (iv) registration of shares of Common Stock for sale provided that the parties whose shares are being registered for sale agree to be bound by the restrictions set forth above in this paragraph);

     (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; and

     (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and
(ii) such additional public information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

     6. The Company covenants and agrees with each of the Selling Stockholders and the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Blue Sky Memorandum, closing documents (including compilations thereof), agreement among underwriters, this Agreement, power of attorney and underwriters' questionnaire; (iii) all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) any fees and expenses of counsel for Selling Stockholders; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except to the extent paid or reimbursed by the Company (including, without limitation, pursuant to agreements between the Company and the Selling Stockholders deemed not to be amended hereby), each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of Attorneys-in-Fact and the Custodian for such Selling Stockholder and any counsel in addition to the counsel for the Selling Stockholders referred to in (vii) above and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and such Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares by the Selling Stockholders pursuant to this Agreement, and that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                   (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration
         Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or withdrawn to your reasonable satisfaction;

                   (b) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions (a draft of each such opinion is attached as Annex II hereto), dated such Time of Delivery, to the effect set forth in Annex II hereto, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                   (c) Sullivan & Cromwell, special counsel for the Company, shall have furnished to you their written opinion or opinions
         (a draft of each such opinion is attached as Annexes III-A and III-B hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annexes III-A and III-B hereto;

                   (d) Irene B. Fisher, Vice President and Associate General Counsel of the Company, shall have furnished to you her written opinion (a draft of which opinion is attached as Annex
         IV hereto) dated such Time of Delivery, in form and substance reasonably satisfactory to you to the effect set forth in Annex IV hereto;

                   (e) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion (drafts of such opinions are attached as Annexes V-A, V-B and V-C hereto) with respect to each of the applicable Selling Stockholders for whom they are acting as counsel, dated the applicable Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annexes V-A, V-B and V-C hereto;

                   (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche
         LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex VI hereto respectively (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex
         VI hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex VI hereto);

                   (g) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would be material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus or reserved for as disclosed in the Company's financial statements incorporated by reference in this Prospectus, and
         (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock exceeding $1,000,000 or increase in the long-term debt (other than accretion or scheduled repayments thereof) of the Company and its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the business or consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause 7(g)(i) or 7(g)(ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                   (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                   (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on the National Association of Securities Dealers Automated Quotation
         System; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either
         Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause
         7(i)(iv) that in the your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                   (j) The Company and the applicable Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the applicable Selling Stockholders reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the applicable Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the applicable Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished to you certificates as to the matters set forth in subsections 7(a) and 7(g) and as to such other matters as you may reasonably request;

                   (k) The Company shall have used its reasonable best efforts to comply with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                   (l) You shall have received agreements not to sell or otherwise dispose of securities of the Company substantially in the form attached as Annex VII hereto of the Company's agreement in Section 5(f) hereof from R. Theodore Ammon and the other directors and executive officers of the Company.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to subsection 8(d) below, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                   (b) Each Selling Stockholder severally and not jointly will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein, PROVIDED that such amount shall not exceed the total gross proceeds received by such Selling Stockholder from the Offerings; and, subject to subsection 8(d) below, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

                   (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and, subject to subsection 8(d) below, will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

                   (d) Promptly after receipt by an indemnified party under subsection 8(a), 8(b), or 8(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnifying parties shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                   (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection 8(a), 8(b), or 8(c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 8(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling
         Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection 8(e) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and
         (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The
         Underwriters' obligations in this subsection 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                   (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the applicable Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the applicable Selling Stockholders that you have so arranged for the purchase of such Shares, or the applicable Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the applicable Selling Stockholders as provided in subsection 9(a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the applicable
         Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share
         (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                   (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the applicable Selling Stockholders as provided in subsection 9(a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the applicable Selling Stockholders shall not exercise the right described in subsection 9(b) above to require non-defaulting Underwriters to purchase
         Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of Apollo to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting
         Underwriter or the Company or the applicable Selling Stockholders, except for the expenses to be borne by the Company, the applicable Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholders, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor any Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof;
but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, Facsimile No: 212-357-0926; if to any Selling Stockholder, shall be delivered or sent by mail, telex, or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, any Selling Stockholder and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "BUSINESS DAY" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he or she has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                               Very truly yours,

                               Big Flower Press Holdings, Inc.

                               By:
                                   -----------------------------
                                   Name:     Irene B. Fisher
                                   Title:    Vice President and
                                     Associate General Counsel

                               Apollo Big Flower Partners, L.P.
                               BT Investment Partners, Inc.
                               Sebastian Carcioppollo
                               Robert A. Samans
                               John G. Bugnitz Revocable Living
                                    Trust

                               By:
                                   -----------------------------
                                   Name:
                                   Title:

                               As Attorney-in-Fact on behalf of each
                               of the Selling Stockholder named in
                               Schedule II to this Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.


By:
    --------------------------
    (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters

                                      SCHEDULE I




                                                              NUMBER OF OPTIONAL
                                                                 SHARES TO BE
                                            TOTAL NUMBER OF      PURCHASED IF
                                              FIRM SHARES       MAXIMUM OPTION
                 UNDERWRITER                TO BE PURCHASED        EXERCISED
                 -----------              ------------------  ------------------
Goldman, Sachs & Co......................
Bear, Stearns & Co. Inc..................
Alex. Brown & Sons Incorporated..........
Credit Suisse First Boston Corporation...












                                               ---------          --------
              Total.......................     5,000,000           750,000
                                               ---------          --------
                                               ---------          --------

                                     SCHEDULE II


                                                              NUMBER OF OPTIONAL
                                                                 SHARES TO BE
                                           TOTAL NUMBER OF       PURCHASED IF
                                             FIRM SHARES        MAXIMUM OPTION
                                             TO BE SOLD           EXERCISED
                                           ----------------  -------------------
The Selling Stockholders:

Apollo Big Flower Partners, L.P(a).........
BT Investment Partners, Inc(b).............
Sebastian Carcioppollo(c)..................
Robert A. Samans(c)........................
John G. Bugnitz Revocable Living Trust(c)..










                                                ---------           -------
              Total........................     5,000,000           750,000
                                                ---------           -------
                                                ---------           -------
-------------------------
(a) Represented by Paul, Hastings, Janofsky & Walker.
(b) Represented by Salvatore Palazzolo (for purposes of providing the opinion required hereunder only).
(c) Represented by Sullivan & Cromwell (for purposes of providing the opinions required hereunder only).

                          ANNEX I

              LIST OF SIGNIFICANT SUBSIDIARIES

Treasure Chest Advertising Company, Inc.

PrintCo., Inc.

Webcraft Technologies, Inc.

Scanforms, Inc.

Laser Tech Color, Inc.

                          ANNEX II

              OPINION OF DAVIS POLK & WARDWELL

     1. The Company is validly existing and in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectus.

     2. The Company has duly authorized, executed and delivered the Underwriting Agreements.

     3. The statements set forth in the Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK," and "UNDERWRITING" insofar as such statements constitute summaries of certain legal matters and documents referred to therein fairly present the information called for with respect to such legal matters and documents and fairly summarize the legal matters and documents referred to therein.

     4. Such counsel is of the opinion that the Registration Statement and the Prospectus (except for the financial statements and schedules and other financial data therein, as to which such counsel is not called upon to express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and such counsel has no reason to believe that (a) the Registration Statement (except for the financial statements and schedules and other financial data included therein as to which we are not called upon to express a belief) as of the date it was declared effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) the Prospectus (except as stated) as of its date contained, or as of the Time of Delivery contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In giving the opinion set forth in paragraph 4 above, such counsel may state that the opinion is based on participation in the preparation of the Registration Statement and Prospectus but is not otherwise subject to independent check or verification.

                           ANNEX III-A

                  OPINION OF SULLIVAN & CROMWELL

     1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

     2. The Company has an authorized capitalization as set forth in the Prospectus, and all outstanding shares of the Company's Common Stock, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable.

     3. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Shares by the Selling Shareholders to the Underwriters.

     4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

    Such opinion will state that it is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is expressing no opinion as to the effect of the laws of any other jurisdiction.

    Such opinion will also state that such counsel have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible, and they have assumed that the certificates for the outstanding shares of Common Stock, including the Shares, conform to the specimen thereof examined by them and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock and that the signatures on all documents examined by them are genuine, assumptions which they have not independently verified.

                           ANNEX III-B

           REPRESENTATION LETTER OF SULLIVAN & CROMWELL

     As special counsel to the Company, such counsel reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Underwriters and those of the Company and its accountants and advised the Company as to the requirements of the Act and the applicable rules and regulations thereunder. Between the effectiveness of the Registration statement and the time of the delivery of this letter, such counsel participated in further discussion with representatives of the Company and its accountants regarding the contents of certain portions of the Prospectus and certain related matters, reviewed certain records of the Company relating to the proceedings of its Board of Directors, certificates of certain officers of the Company and of the Selling Stockholders and legal opinions from other counsel to the Company. On the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience such counsel have gained through their practice under the Act, such counsel confirm to you that, in their opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Also, nothing that has come to such counsel's attention in the course of the procedures described in the second sentence of this paragraph has caused them to believe that the Prospectus, as of the date and time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except for those made under the captions "Description of Capital Stock" and "Underwriting " in the Prospectus insofar as they relate to provisions of documents therein described. Also, such counsel do not express any opinion or belief as to the financial statements or other financial data contained in the registration Statement or the Prospectus.

                             ANNEX IV

                 OPINION OF IRENE B. FISHER, ESQ.

     1. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

    2. Each subsidiary of the Company identified on Annex I hereto (each, a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and she are justified in relying upon such opinions and certificates);

     3. To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on (a) the current consolidated financial position, stockholder's equity or results of operation of the Company and its Significant Subsidiaries taken as a whole (the "Current Financial Position") or (b) the Current Financial Position after giving effect to such adverse determination, if any; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others (such counsel being entitled to rely in respect of the opinion in this clause upon discussions and meetings with the executive officers and other personnel of the Company responsible for matters of the type discussed herein, review of documents furnished to such counsel by the Company and, as to matters of fact, on certificates of appropriate officials of the Company, such counsel having made no other inquiries, investigations or any search of the public docket or records of any court or public governmental authority);

     4. The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the material property or material assets of the Company or any of its Significant Subsidiaries is subject, nor will such compliance or consummation result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their material properties.

    5. The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

     6. The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedule therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

     7. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

                             ANNEX V-A

                  OPINION OF SULLIVAN & CROMWELL
     (Special Counsel to the Individual Selling Stockholders)

     1. Each [Specified] Selling Shareholder's power (as such term is defined) has been duly executed and delivered by such [Specified] Selling Shareholder and constitutes a valid and legally binding agreement of such [Specified] Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel expresses no opinion, however, with respect to the indemnification provisions of any Power to the extent such provisions are invalid or unenforceable under applicable law because they violate public policy.

     2. Each [Specified] Selling Shareholder's Custody Agreement (as such term is defined in the Underwriting Agreement) has been duly executed and delivered by such [Specified] Selling Shareholder and constitutes a valid and legally binding agreement of such [Specified] Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel expresses no opinion, however, with respect to the indemnification provisions of any Custody Agreement to the extent such provisions are invalid or unenforceable under applicable law because they violate public policy.

     3. The Underwriting Agreement has been duly executed and delivered on behalf of each [Specified] Selling Shareholder by an Attorney-in-Fact.

     4. Insofar as New York law is concerned, upon payment for and delivery of the Shares in the State of New York pursuant to the Underwriting Agreement, the Underwriters will have acquired the Shares free of any adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code (the "Code"). For the purpose of this paragraph (4), such counsel has assumed, with the Underwriters' approval and without any investigation, that when such delivery and payment occur, (a) the Underwriters will have purchased the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Code, (b) the Shares will have been registered in the underwriters' name or in the name of The Depository Trust Company ("DTC") or a nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, its by-laws and Delaware law, and (c) in the case of any Shares registered in the name of DTC or a nominee thereof, DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code, DTC or such nominee, as the case may be, will have acquired possession of and control over the certificates evidencing such Shares in New York and appropriate entries to the Underwriters' account on the records of DTC will have been made pursuant to the Code.

    Such opinion will be limited to the Federal laws of the United States and the laws of the State of New York, and such counsel will express no opinion as to the effect of the laws of any other jurisdiction.

    Such opinion may also state that with the Underwriters' approval, such counsel has relied as to certain matters on information obtained from public schools, officers of the Company, the [Specified] Selling Shareholders and other sources believed by such counsel to be responsible , and such counsel has assumed, without any investigation (i) that each of the [Specified] Selling Shareholders has the legal competence and capacity to execute, deliver and perform his or her obligations under his or her Power and Custody Agreement and under the Underwriting Agreement, (ii)that each [Specified] Selling Shareholder's Custody Agreement has been duly authorized, executed and delivered by The Bank of New York, as Custodian under such agreement,(iii) that the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the underwriters,(iv) that the Registration Statement and the Prospectus (as such terms are defined in the Underwriting Agreement) do not contain any material misstatements or omissions and (v) that the signatures on all documents examined by such counsel are genuine.

                             ANNEX V-B

               Opinion of Salvatore Palazzolo, Esq.

     1. BTIP's Power (as such term is defined in the Underwriting Agreement) has been duly executed and delivered by BTIP and constitutes a valid and legally binding agreement of BTIP enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel expresses no opinion, however, with respect to the indemnification provisions of any Power to the extent such provisions are invalid or unenforceable under applicable law because they violate public policy.

     2. BTIP's Custody Agreement (as such term is defined in the Underwriting Agreement) has been duly executed and delivered by BTIP and constitutes a valid and legally binding agreement of BTIP enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel expresses no opinion, however, with respect to the indemnification provisions of any Custody Agreement to the extent such provisions are invalid or unenforceable under applicable law because they violate public policy.

     3. The Underwriting Agreement has been duly authorized, executed and delivered by BTIP.

     4. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over BTIP or any of its properties or the certificate of incorporation or by-laws of BTIP; and

     5. Insofar as New York law is concerned, upon payment for and delivery of the Shares in the State of New York pursuant to the Underwriting Agreement, the Underwriters will have acquired the Shares free of any adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code (the "Code"). For the purpose of this paragraph (5), such counsel has assumed, with the Underwriters' approval and without any investigation, that when such delivery and payment occur, (a) the Underwriters will have purchased the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Code, (b) the Shares will have been registered in the Underwriters' name or in the name of The Depository Trust Company ("DTC") or a nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, its by-laws and Delaware law, and (c) in the case of any Shares registered in the name of DTC or a nominee thereof, DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code, DTC or such nominee, as the case may be, will have acquired possession of and control over the certificates evidencing such Shares in New York and appropriate entries to the Underwriters' account on the records of DTC will have been made pursuant to the Code; and

     6. All regulatory consents, authorizations, approvals and filings required to be obtained or made by BTIP under the Federal laws of the United States and the laws of the State of New York for the sale and delivery of the Shares to be sold by BTIP to the Underwriters have been obtained or made;

    Such counsel will express no opinion as to any matters governed by any law other than the law of the Sate of New York and, to the extent specified in such opinion, the Federal laws of the United States. Such counsel will express no opinion concerning the securities or blue sky laws, rules and regulations of any jurisdiction or the rules and regulations of any jurisdiction.

    Such opinion may also state that with the Underwriters' approval such counsel has relied as to certain matters on information obtained from public officials, officers of the Company, BTIP and other sources believed by such counsel to be responsible, and such counsel has assumed, without any investigation, (i) that BTIP's Custody Agreement has been duly authorized, executed and delivered by The Bank of New York, as Custodian under such agreement, (ii) that the Registration Statement and the Prospectus (as such terms are defined in the Underwriting Agreement) do not contain any material misstatements or omissions and (iii) that the signatures on all documents examined by such counsel are genuine.

                            ANNEX V-C

         Opinion of Paul, Hastings, Janofsky & Walker LLP

     1. Apollo's Power (as such term is defined in the Underwriting Agreement) has been duly executed and delivered by Apollo and constitutes a valid and legally binding agreement of Apollo enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel expresses no opinion, however, with respect to the indemnification provisions of any Power to the extent such provisions are invalid or unenforceable under applicable law because they violate public policy.

     2. Apollo's Custody Agreement (as such term is defined in the Underwriting Agreement) has been duly executed and delivered by Apollo and constitutes a valid and legally binding agreement of Apollo enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Such counsel expresses no opinion, however, with respect to the indemnification provisions of any Custody Agreement to the extent such provisions are invalid or unenforceable under applicable law because they violate public policy.

     3. The Underwriting Agreement has been duly authorized, executed and delivered by Apollo.

     4. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over Apollo or any of its properties or the certificate of incorporation or by-laws of Apollo; and

     5. Insofar as New York law is concerned, upon payment for and delivery of the Shares in the State of New York pursuant to the Underwriting Agreement, the Underwriters will have acquired the Shares free of any adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code (the "Code"). For the purpose of this paragraph (5), such counsel has assumed, with the Underwriters' approval and without any investigation, that when such delivery and payment occur, (a) the Underwriters will have purchased the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Code, (b) the Shares will have been registered in the Underwriters' name or in the name of The Depository Trust Company ("DTC") or a nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, its by-laws and Delaware law, and (c) in the case of any Shares registered in the name of DTC or a nominee thereof, DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code, DTC or such nominee, as the case may be, will have acquired possession of and control over the certificates evidencing such Shares in New York and appropriate entries to the Underwriters' account on the records of DTC will have been made pursuant to the Code; and

     6. All regulatory consents, authorizations, approvals and filings required to be obtained or made by Apollo under the Federal laws of the United States and the laws of the State of New York for the sale and delivery of the Shares to be sold by Apollo to the Underwriters have been obtained or made;

         Such counsel will express no opinion as to any matters governed by any law other than the law of the State of New York and, to the extent specified in such opinion, the Federal laws of the United States. Such counsel will express no opinion concerning the securities or blue sky laws, rules and regulations of any jurisdiction.

         Such opinion may also state that with the Underwriters' approval such counsel has relied as to certain matters on information obtained from public officials, officers of the Company, Apollo and other sources believed by such counsel to be responsible, and such counsel has assumed, without any investigation, (i) that Apollo's Custody Agreement has been duly authorized, executed and delivered by The Bank of New York, as Custodian under such agreement, (ii) that the Registration Statement and the Prospectus (as such terms are defined in the Underwriting Agreement) do not contain any material misstatements or omissions and (iii) that the signatures on all documents examined by such counsel are genuine.

                             ANNEX VI

Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished to you; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

     (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the minimum disclosure requirements of Items 301, 302 and 402, respectively, of Regulation S-K;

     (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (vii) In addition to the examination referred to in their report(s) incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                       CROSS-REFERENCE TARGET LIST
                       ---------------------------

NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR IN THE TARGET PULL-DOWN LIST.
(This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION TARGET NAME
--------------- -----------

1...................... 0001
1(a)................... 0002
1(a)(i)................ 0003
1(a)(ii)............... 0004
1(a)(iii).............. 0082
1(a)(iv)............... 0005
1(a)(v)................ 0006
1(a)(vi)............... 0007
1(a)(vii).............. 0008
1(a)(viii)............. 0009
1(a)(ix)............... 0010
1(a)(x)................ 0011
1(a)(xi)............... 0012
1(a)(xii).............. 0013
1(a)(xiii)............. 0014
1(a)(xiv).............. 0016
1(b)................... 0018
1(b)(i)................ 0019
1(b)(ii)............... 0020
1(b)(iii).............. 0021
1(b)(iv)............... 0022
1(b)(v)................ 0023
1(b)(vi)............... 0024
1(b)(vii).............. 0025
1(b)(viii)............. 0027
2...................... 0028
2(a)................... 0109
2(b)................... 0110
3...................... 0029
4...................... 0030
4(a)................... 0031
4(b)................... 0032
5...................... 0033
5(a)................... 0034
5(c)................... 0035
5(d)................... 0036
5(e)................... 0037
5(f)................... 0038
5(f)(i)................ 0083
5(f)(ii)............... 0084
5(f)(iii).............. 0085
5(g)................... 0039
5(h)................... 0040
5(i)................... 0042
6...................... 0044
7...................... 0045
7(a)................... 0046
7(b)................... 0047
7(c)................... 0048
7(d)................... 0049
7(e)................... 0050
7(f)................... 0051
7(f)(i)................ 0052
7(f)(ii)............... 0111
7(g)................... 0053
7(h)................... 0054
7(h)(i)................ 0112

ARTICLE/SECTION TARGET NAME
--------------- -----------

7(h)(ii)............... 0113
7(h)(iii).............. 0114
7(h)(iv)............... 0115
7(i)................... 0055
7(j)................... 0056
7(l)................... 0058
8...................... 0059
8(a)................... 0060
8(b)................... 0061
8(c)................... 0062
8(d)................... 0063
8(e)................... 0064
8(f)................... 0065
8(g)................... 0066
8(g)(i)................ 0067
8(g)(ii)............... 0068
8(g)(iii).............. 0069
8(h)................... 0070
9...................... 0071
9(a)................... 0072
9(b)................... 0073
9(c)................... 0074
10..................... 0075
11..................... 0076
12..................... 0077
13..................... 0078
14..................... 0079
15..................... 0080
16..................... 0081


          Annex II

1...................... 0086
2...................... 0087
3...................... 0088
4...................... 0089
4(a)................... 0116
4(b)................... 0117


          ANNEX III

1...................... 0090
2...................... 0091
3...................... 0092
4...................... 0093
5...................... 0094
6...................... 0095
7...................... 0096
8...................... 0097
9...................... 0098
10..................... 0099
11..................... 0100
12..................... 0101
13..................... 0102

ARTICLE/SECTION TARGET NAME
--------------- -----------

14..................... 0103

          ANNEX IV

1...................... 0104
2...................... 0105
3...................... 0106
4...................... 0107
5...................... 0108